ARTHUR ANDERSEN LLP





                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report on Pioneer Intermediate Tax-Free Fund dated February 2, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 16 and Amendment No. 16 to Registration Statement File Nos. 33-7592 and 811-04768, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
April 27, 1998